STOCK PURCHASE AGREEMENT

Private and Confidential

THIS STOCK PURCHASE AGREEMENT, (the ” Agreement” ) made this 27th day of June, 2018 (the ” Effective Date” ), by and among IceLounge Media, Inc., a Wyoming Corporation, with a principal address of 429 W. Plumb Lane, Reno, NV, 89509 (” Buyer” ), Hamon Francis Fytton an individual and director of Company (as defined herein) (” Fytton” ), CAPITAL ADVISORY LLC. (Known collectively as the owners of the SERIES A PREFERRED STOCK, the ” Seller” ) and GOLD ENTERTAINMENT GROUP, INC. a public company with ticker symbol ” GEGP” organized in the state of Florida (the ” Company” ) (Buyer, Sellers and Company each a ” Party” and collectively the ” Parties” ).

W I T N E S S E T H:
WHEREAS, Buyer wishes to purchase the Control Block of preferred stock of the Company consisting of two million (2,000,000) preferred shares and all of the common shares held in the name of the SELLER (the ” Stock” ) evidencing at least 51% of the voting shares of the Company;
NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:
1. Agreement to Purchase and Sell. Sellers will sell to Buyer and Buyer agrees to purchase all of the SERIES A Preferred Stock of the Company, for an agreed upon sum in a private transaction, on or the Closing, according to the terms and conditions set forth in Section 3 herein. The SELLLER and the BUYER shall be responsible any payments due by either party and outlined in APPENDIX A.
2. Closing.
The Closing shall take place on or about June 27, 2018 (the ” Closing” ) or as soon as is practical thereafter.
On or before the Closing: a) Buyer and Sellers shall exchange fully executed copies of this Agreement and other documents outlined in ITEM 3; b) Sellers shall cause the board of directors of the Company to execute a resolution approving the terms of this Agreement and whereby the Buyer, or Buyer's designee, is appointed as an Chief Executive Officer and Director of the Company (the ” Appointment” ) and the SELLER's resignation as an Officer. Mr. Fytton shall continue to serve as a Director of the Company until further notice;
c) Sellers shall deliver to the Buyer: (i) The Appointment of the new Directors and Officers of the Company; (ii) Fully executed documentation to completely effectuate the transfer of stock pursuant to this Agreement; (iii) Release of any Financial Payables due the SELLER owed by the Company; all Company correspondence with the SEC, or any other applicable regulatory bodies, made available to or known by the Company; (iv) true and correct copies of all of the Company's business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, corporate bylaws, shareholder listings, stock transfer records, agreements and contracts (collectively the ” Records” ); and, (v) on or before the Closing, the Stock Power(s) and Transfer Agent reports evidencing the SERIES A PREFERRED Stock.
d) Buyer issues a signed Board Resolution and Issuance Resolution to register with the Company's Transfer Agent 75,000 SERIES B Preferred shares in the value of $75,000 i.e. 75,000 shares at $1.00 par. Convertible into common shares at a price calculated to be 50% of the ten day (10 day) average trading price prior to conversion.. These shares shall be in the name of the SELLER or their appointees. The conversion shall take place at the sold discretion of the SELLER. The resulting Common Shares shall be included in the Company's next registration statement following the closing.
Following Closing (e) The Seller and Buyer shall effect, prepare and cause all actions outlined in APPENDIX A; which shall be considered part of this Agreement.
3. Payment Terms.
a) On or before June 27, 2018 Buyer shall make payments to the appointed recipients outlined in APPENDIX A. This amount shall be used for the payments outlined herein and including an amount of $18,600 paid to a third party. The distribution of these funds is to be handled by the BUYER in accordance with this Agreement.
b) Upon Closing, the Sellers, having delivered the Control Block of Stock in the form of Medallion Guaranteed Stock Powers to the Company's Transfer Agent, shall receive the funds due to the Buyer.
c) Upon Closing or as soon as possible thereafter, the SELLER shall prepare and BUYER shall sign and submit to the State of Florida such documents as necessary to record the SERIES B PREFERRED CONVERTIBLE STOCK owed to the SELLER.
Upon delivery of all the above shares, agreements and payments, this Agreement shall be deemed to be ” closed” not withstanding any provisions outlined in APPENDIX A.
4. Representations and Warranties of Company and Sellers. Company and Sellers hereby represent and warrant to Buyer that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof, and shall be true and correct as of the Closing:
a) Title to Stock. Company has sole managerial and dispositive authority with respect to the Stock and has not granted any person a proxy that has not expired or been validly withdrawn. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (” Encumbrances” ) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws). The stock being purchased are the only Preferred Stock issued and outstanding.
b) Liabilities of the Company. The Company has no liabilities, which have not been previously disclosed to Buyer, likely to have a Material Adverse Effect on the business or financial condition of the Company. For purposes of this Agreement, Material Adverse Effect shall mean any liability of the Company as of the Closing, which would require a payment by the Company in excess of one thousand dollars ($1,000.00) in the aggregate.
c) Full Power and Authority. Sellers represent that they have full power and authority to enter into this Agreement, to transfer the Stock to the Buyer and to transfer control of the Company to the Buyer.
d) As of the date of Closing, the Company is duly organized in the state of Florida.
e) Sellers have been duly appointed as Directors of the Company and any and all other directors have previously resigned. In addition, any and all officers of the Company have previously resigned. Sellers and Company shall deliver to Buyer all documents necessary to demonstrate to all interested regulatory bodies and agencies, the Sellers' proper and lawful appointment to the Company's board of directors and any and all prior resignations of former Directors and officers.
5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers and Company that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:
a) Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the ” Act” ) and exempt from registration or qualification under any state law.
b) Full Power and Authority. Buyer represents that it has full power and authority to enter into this Agreement.
c) Information Concerning the Company. Based upon Sellers and Company's prior disclosures to Buyer with respect to the Company and its liabilities, Buyer believes it has enough information upon which to base an investment decision in the Stock.
d) Investment Experience. The Buyer understands that purchase of the Stock involves substantial risk. The Buyer: (i) has experience as a purchaser in securities of companies in the development stage and acknowledges that it can bear the economic risk of Buyer's investment in the Stock; and, (ii) has such knowledge and experience in financial, tax and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer's own interests in connection with the investment and to make an informed investment decision with respect thereto.
e) Restricted Securities. Buyer understands that the Stock is characterized as ” restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.
6. Covenant Not to Sue; Indemnification.
a) In consideration of this Agreement, Sellers and Company covenant and agree, for themselves and for their agents, employees, legal representatives, heirs, executors or assigns (collectively the ” Covenanters” ), to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against Buyer, its members, officers, directors, agents, employees, attorneys, accountants, consultants subsidiaries, successors, affiliates and assigns (collectively the ” Buyer Covenantees” ), on account of any damages, real or imagined, known or unknown, which Covenantors ever had, has or which may hereafter arise with respect to any and all disputes, differences, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby, including but not limited to any question regarding the existence, content, validity or termination of this Agreement. The terms and conditions of this Section 6(a) shall be a complete defense to any action or proceeding that may be brought or instituted by Covenantors against the Buyer Covenantees, and shall forever be a complete bar to the commencement or prosecution of any action or proceeding with regard to this Agreement by Covenantors against the Buyer Covenantees. b) Covenanters shall indemnify and hold harmless the Buyer Covenantees from and against any and all losses, damages, expenses and liabilities (collectively ” Liabilities” ) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively ” Actions” ) (Liabilities and Actions are herein collectively referred to as ” Losses” ). Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.
7. Governing Law; Jurisdiction. Subject to the terms and conditions of Section 6 herein, any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Florida. Sellers, Company and Buyer hereby irrevocably and unconditionally submit for themselves and their property, to the nonexclusive jurisdiction of Federal and State courts of the State of Florida and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such Florida State Court, or, to the extent permitted by law, in such Federal Court. Each of the Parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereto irrevocably and unconditionally waive, to the extent that they may legally do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement. Each of the Parties hereto hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law. Each Party hereto hereby waives, to the extent permitted by law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each Party hereto certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, and acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.
8. Termination. The Parties may not, except for a material breach or failure of a condition or requirement as stated in this Agreement, terminate this Agreement.
9. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.
10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. A telefaxed copy of this Agreement shall be deemed an original.
11. Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.
12. Costs, Expenses. Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.
13. Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by all Parties. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.
14. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
15. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.
16. Further Assurances. From and after the date of this Agreement, upon the request of any Party, the Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
17. Term, Survival. This Agreement is effective from the Effective Date hereof, and shall remain in effect until all the rights and obligations of the Parties hereto have been fully performed, however Sections 4, 5, 6(a), 6(b) and 7 shall survive this Agreement.
18. No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement as of the date of Closing. The Parties are not relying on any oral statements made by any other Party, their representatives or affiliates regarding this Agreement.
19. Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received: a) if given by fax, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Party to the other Party pursuant to notice given by such Party in accordance with the provisions of this Section 19.
20. Arbitration. Anything herein to the contrary notwithstanding, any and all disputes, differences, controversies or claims arising out of or relating to the Agreement shall be finally and solely determined and settled by arbitration in Palm Beach County, Florida U.S.A., under and in accordance with the American Arbitration Association Commercial Rules of Arbitration.
21. Insider Trading. The Parties hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company. The Parties further certify they have not communicated the nature of the transactions contemplated by this Agreement, are not aware of any disclosure of non-public information concerning said transactions, and are not a party to any insider trading of Company shares.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BUYER

/s/Calvin Wong
Mr. Calvin Wong - majority shareholder
IceLounge Media, Inc

SELLERS

/s/Hamon Francis Fytton
By: Hamon Francis Fytton, Managing Member
CAPITAL ADVISORY LLC.

/s/Hamon Francis Fytton
By: Hamon Francis Fytton, an individual

COMPANY

/s/Hamon Francis Fytton By: Hamon Francis Fytton - PRESIDENT & Director
GOLD ENTERTAINMENT GROUP, INC.

APPENDIX A - Actions and Items to be executed Post-Closing

A. Seller shall prepare and sign and submit to the SEC (via EDGAR) 10K annual report for the period ending 31 January 2018. The costs associated are to be paid by the BUYER, including the Accounting and Audit fees. Buyer: ____ Sellers: ____

B. Seller shall prepare and sign and submit to the SEC (via EDGAR) 10Q quarterly report for the period ending 30 April 2018. The costs associated are to be paid by the BUYER as follows: the SELLER shall pay the Accounting fees and the BUYER including the Accounting and Audit fees. Buyer: ____ Sellers: ____

C. Seller and Buyer shall prepare and sign and submit to the SEC (via EDGAR) an 8K interim report announcing the change of control of the Company. Buyer: ____ Sellers: ____

D. Seller shall prepare and sign and submit to the State of Florida documents necessary to record the change of control of the Company. The costs associated are to be paid by the BUYER. Buyer: ____ Sellers: ____

E. SELLER shall prepare and BUYER shall sign and submit to the State of Florida documents necessary to record the SERIES B PREFERRED CONVERTIBLE STOCK owed to the SELLER. The costs associated are to be paid by the BUYER. Buyer: ____ Sellers: ____

F. SELLER shall prepare and BUYER shall sign and acknowledges a Release of Liability to the Company for any and all expenses, past salaries and other Company Payables due to the SELLER as outlined in the Companies Balance Sheet. As a result, the Company's liability to the SELLER shall be NIL as of the Closing. Buyer: ____ Sellers: ____

G. SELLER shall prepare a Release of Liability document, whereby the BUYER shall pay the sum of eighteen thousand six hundred dollars ($18,600.00) to a third party identified in the Company's Balance Sheet as ” Stock subscription payable” in full and final settlement of any monies owed by the Company to the third party. Buyer: ____ Sellers: ____

H. SELLER and BUYER shall continue to provide each party from time to time such documents as necessary for the completion of this transaction. Buyer: ____ Sellers: ____